UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2009

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, the board of directors of Wachovia Preferred Funding Corp. (“WPFC”) appointed Mark C. Oman as WPFC’s President and Chief Executive Officer and elected Mr. Oman to WPFC’s board of directors, effective immediately. Mr. Oman, 54, has served with Wells Fargo & Company (“Wells Fargo”) for over 28 years, including most recently as Senior Executive Vice President and Head of the Home and Consumer Finance Group, since August 2005; and as Group Executive Vice President (Home and Consumer Finance) from September 2002 to August 2005. Wells Fargo is WPFC’s indirect parent corporation following the December 31, 2008 merger between Wells Fargo and Wachovia Corporation.

In addition, on February 2, 2009, the WPFC board of directors appointed Howard I. Atkins as WPFC’s Chief Financial Officer, effective immediately. Mr. Atkins, 57 has served as Senior Executive Vice President and Chief Financial Officer of Wells Fargo since August 2005 and as Executive Vice President and Chief Financial Officer of Wells Fargo from August 2001 to August 2005.

Neither Mr. Oman nor Mr. Atkins will receive any separate compensation for their respective service as director (in the case of Mr. Oman) or executive officer of WPFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: February 4, 2009	By:	/s/ Peter M. Carlson
	Name:	Peter M. Carlson
	Title:	Executive Vice President